August 3, 1995

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC 20549-1004

Attention:  Filing Desk, Stop 1-4

Re:  Form S-8 Registration Statement

Gentlemen:

     Being transmitted to you with this letter is Aydin Corporation's Form S-8 Registration Statement to register an aggregate of 150,000 shares of the Company's Common Stock, $1.00 par value, 50,000 shares for its amended 1994 Incentive Stock Option Plan and 100,000 shares for four Individual Non-Qualified Options.

     Payment of the Registration Fee of $637.76, was made to the lockbox on August 2, 1994, by Fedwire.

     If you have any questions with reference to the enclosed documents, please call me collect at (215) 657-7510.

                            Sincerely,

                            /s/ Robert A. Clancy

                            Robert A. Clancy
                            Secretary and
                            Corporate Counsel

RAC:sbk

cc: The New York Stock Exchange, Inc.
    Frederick W. Dreher, Esquire
    Kenneth W. Banet
    James W. Kay
    Herbert Welber

Enclosures

                                          Registration No.  33-______

                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                           AYDIN CORPORATION
        (Exact name of issuer as specified in its charter)

             Delaware                                   23-1686808
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification No.)

  700 Dresher Road
Horsham, PA                                                  19044
(Address of Principal Executive Offices)                   (Zip Code)

                   1994 Incentive Stock Option Plan
                                and
                 Individual Non-Qualified Options
                     (Full title of the plan)

                               Secretary
                         AYDIN CORPORATION
                         700 Dresher Road
                         Horsham, PA 19044
                           215-657-7510
   (Name and address and telephone number of agent for service)
                 ________________________________
                             Copy to:
                   Frederick W. Dreher, Esquire
                     Duane, Morris & Heckscher
                         One Liberty Place
                    Philadelphia, PA 19103-7396
                           215-979-1000

                  CALCULATION OF REGISTRATION FEE

Title of          Amount          Proposed     Proposed        Amount of
securities to     to be           maximum      maximum         registration
be registered     registered(1)   offering     aggregate       fee (2)
                                  price per    offering
                                  share (2)    price (2)
Common Stock      150,000 shares  $12.33       $1,849,500.00   $637.76
$1 par value

(1) The registration statement also covers an indeterminable additional number of shares as may become issuable pursuant to the anti-dilution provisions of the options.

(2) Calculated at an average option price of $11.41 per share for 124,200 shares at which options already granted may be exercised, pursuant to paragraph (h) of Rule 457, and for 25,800 shares, estimated solely for purposes of calculating the registration fee pursuant to paragraph
      (c) of Rule 457, based upon the average of the high and low prices as reported by the New York Stock Exchange, Inc. on July 28, 1995, of $16.75 per share.

                                PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act of 1993 (the "Securities Act") by reference:

  (a) Aydin Corporation's ("Aydin" or the "Company") annual report on Form 10-K for the year ended December 31, 1994 filed March 31, 1995, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, and the notes to the financial statements with information as to stock options, including the amounts outstanding, their average exercise price, and range of expiration dates.

  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

  (c) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the annual meeting of its stockholders held on April 28, 1995.

  (d) The Company's Registration Statement, File No. 1-7203 as amended, filed under Section (12(b) of the Exchange Act, containing a description of the Common Stock of the Company, including any amendments or reports filed for the purpose of updating such description.

       All reports and other documents filed by the Company after the filing hereof pursuant to Sections 13, 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Item 4.  DESCRIPTION OF SECURITIES.
       Not Applicable.

  Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
       Not Applicable.

  Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
       The Company's By-Laws provide indemnification for directors, officers or employees from any loss, cost, liability and expense that may be imposed upon or incurred by them in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which they may become involved by reason of their being or having been a director, officer or employee of the Company. No such director, officer or employee shall be entitled to claim such indemnity (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission (a) otherwise than in good faith in what he considered to be the best interest of the Company, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above and the said loss, cost, liability or expense may properly be borne by the Company. A conviction or judgment in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall render, substantially concurrently with such conviction or judgment, a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interest of the Company or was not without reasonable cause to believe that such act or omission was proper and legal.

       The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase that is illegal under the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
       Not Applicable.

  Item 8.  EXHIBITS.
       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

  Item 9.  UNDERTAKINGS.
       The Company hereby undertakes:
   (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan or the Individual Options.
   (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on this 28th day of July, 1995.

                                         AYDIN CORPORATION

                                         By /s/  Robert A. Clancy
                                         Robert A. Clancy, Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Ayhan Hakimoglu                           Dated:   July 28, 1995
Ayhan Hakimoglu
Chief Executive Officer and
Chairman of the Board of Directors

/s/ Donald S. Taylor                          Dated:   July 28, 1995
Donald S. Taylor
President and Director

/s/ John F. Vanderslice                       Dated:   July 28, 1995
John F. Vanderslice
Vice President and Director

/s/ Herbert Welber                            Dated:   July 28, 1995
Herbert Welber
Controller and Assistant Treasurer
Principal Accounting Officer

/s/ Jay L. Landis                             Dated:   July 28, 1995
Jay L. Landis
Treasurer and Assistant Secretary
Principal Financial Officer

/s/ I. Gary Bard                              Dated:   July 28, 1995
I. Gary Bard
Director

/s/ Nev A. Gokcen                             Dated:   July 28, 1995
Nev A. Gokcen
Director

/s/ Harry D. Train, II                        Dated:   July 28, 1995
Harry D. Train, II
Director

                  Form S-8 Registration Statement

                         EXHIBIT INDEX

Exhibit                   Description
No.                       of Exhibit

4.1      1994 Incentive Stock Option Plan, as amended (filed as
         Exhibit No. 10.6 to Registrant's Annual Report on Form
         10-K for the year ended December 31, 1994 and incorporated herein by reference).

4.2      Form of 1994 Incentive Stock Option Agreement (filed as
         Exhibit No. 4.2 to Registration Statement No. 33-53549 and incorporated herein by reference).

4.3 Form of Individual Non-Qualified Stock Option Agreement, as amended (filed as Exhibit No. 4.3 to Registration Statement No. 33-53549 and incorporated herein by reference).

5        Opinion and Consent of Duane, Morris & Heckscher,
         Counsel to the Registrant with Respect to the Securities being registered.

23.1     Consent of Independent Auditors, Grant Thornton LLP

23.2     Consent of Independent Auditors, KPMG Peat Marwick LLP

23.3 Consent of Duane, Morris & Heckscher is contained in their Opinion filed as Exhibit 5.

                                                            Exhibit 5
                         DUANE, MORRIS & HECKSCHER
                             ONE LIBERTY PLACE
                           PHILADELPHIA, PA 19103


                               August 3, 1995

Aydin Corporation
700 Dresher Road
P.O. Box 349
Horsham, PA 19044

Re:   Aydin Corporation
      Form S-8 Registration Statement

Gentlemen:

     As outside counsel for Aydin Corporation (the "Company"), a Delaware corporation, we have reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 150,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, of which 50,000 Shares are available for issuance pursuant to the Company's 1994 Incentive Stock Option Plan and 100,000 Shares are available for issuance pursuant to Individual Non-Qualified Stock Options (collectively, the "Plans").

     We have examined copies of the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

     Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms of the respective Plans and the options granted thereunder, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the Registration
Statement.

                                            Sincerely,

                                            DUANE, MORRIS & HECKSCHER


                                            By: /s/ Frederick W. Dreher
                                            A Partner


FWD/JWK:mpa

                                                         Exhibit 23.1


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aydin Corporation of our reports dated February 20, 1995, relating to the consolidated balance sheet of Aydin Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of operations and cash flows, and related schedules for the year ended December 31, 1994, which reports appear in or are incorporated by reference in the 1994 Annual Report on Form 10-K of Aydin Corporation.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Philadelphia, Pennsylvania
August 3, 1995

                                                         Exhibit 23.2

The Board of Directors
Aydin Corporation:

     We consent to incorporation by reference in this Registration Statement on Form S-8 of Aydin Corporation of our report dated February 25, 1994, relating to the consolidated balance sheet of Aydin Corporation and subsidiaries as of December 31, 1993, and the related consolidated statements of operations and cash flows and related schedule for each of the years in the two-year period then ended, which report appears in the 1994 annual report on Form 10-K of Aydin Corporation.


                                /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
August 3, 1995